As filed with the Securities and Exchange Commission on February 25,1997

                                                Registration No. 333-
    ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                            TREX MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          -----------------------------

                  Delaware                            06-1439626

              (State or other                      (I.R.S. Employer
              jurisdiction of                   Identification Number)
              incorporation or
               organization)

                36 Apple Ridge Road, Danbury, Connecticut 06810
                                 (203) 790-1188
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                      THERMO ELECTRON MONEYMATCH PLUS PLAN

    THERMO ELECTRON CORPORATION - TREX MEDICAL CORPORATION NONQUALIFIED STOCK
                                   OPTION PLAN

      THERMOTREX CORPORATION - TREX MEDICAL CORPORATION NONQUALIFIED STOCK
                                   OPTION PLAN

                 TREX MEDICAL CORPORATION EQUITY INCENTIVE PLAN

              TREX MEDICAL CORPORATION DIRECTORS STOCK OPTION PLAN

               TREX MEDICAL CORPORATION DEFERRED COMPENSATION PLAN

                              (Full Title of Plan)

                          -----------------------------

                          SANDRA L. LAMBERT, SECRETARY
                            TREX MEDICAL CORPORATION
                        C/O THERMO ELECTRON CORPORATION
                                81 Wyman Street
                              Post Office Box 9046
                       Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
           (Name, address, including zip code, and telephone number,
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                   including area code, of agent for service)

                          -----------------------------
                                    Copy to:
                           SETH H. HOOGASIAN, ESQUIRE
                                 GENERAL COUNSEL
                            TREX MEDICAL CORPORATION
                         C/O THERMO ELECTRON CORPORATION
                                 81 Wyman Street
                              Post Office Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

    Title of each class               Proposed        Proposed    Amount of
    of securities to be  Amount to     maximum        maximum     registrati
         registered         be        offering       aggregate      on fee
                        registered    price per    offering price
                            (1)       share (2)         (2)

    Common Stock, $.01
    par value per share  2,875,000     $12.50       $35,937,500   $10,890.16
                           shs.

         In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under such plans to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

    (1) The shares registered hereunder are divided among the various plans as set forth in the following table:

         Name of Plan                                           No. of Shares
         ------------                                           -------------

         THERMO ELECTRON MONEYMATCH PLUS PLAN                      200,000

         THERMO ELECTRON CORPORATION - TREX MEDICAL
           CORPORATION NONQUALIFIED STOCK OPTION PLAN              350,000

         THERMOTREX CORPORATION - TREX MEDICAL
           CORPORATION NONQUALIFIED STOCK OPTION PLAN              400,000

         TREX MEDICAL CORPORATION EQUITY INCENTIVE PLAN          1,700,000

         TREX MEDICAL CORPORATION DIRECTORS STOCK OPTION PLAN      200,000

         TREX MEDICAL CORPORATION DEFERRED COMPENSATION PLAN        25,000

    (2) Estimated solely for the purpose of calculating the amount of registration fee. The calculation of the proposed maximum aggregate

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    offering price has been based upon (1) the registration hereunder of an aggregate of 2,875,000 shares and (2) the average of the high and low sales prices, $12.625 and $12.375, respectively, of the Registrant's Common Stock on the American Stock Exchange on February 24, 1997 as reported in The Wall Street Journal.
                -----------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.
             ---------------------------------------

         The following Trex Medical Corporation (the "Company") documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-Q, as amended, for the year ended September 28, 1996.

         (2) The Company's Quarterly Report on Form 10-K for the quarter ended December 28, 1996.

         (3) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports or proxy statements filed by the Company pursuant to Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

    Item 4.  Description of Securities.
             -------------------------

         Not Applicable.

    Item 5.  Interests of Named Experts and Counsel.
             --------------------------------------

         The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also the General Counsel of ThermoTrex Corporation, the majority stockholder of the Company and Thermo Electron Corporation, the majority stockholder of the ThermoTrex Corporation. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation and owns or has the right to acquire 6,000 shares of Common Stock, 7,800 shares of common stock of ThermoTrex Corporation and 115,927 shares of common stock of Thermo Electron Corporation.

    Item 6.  Indemnification of Directors and Officers.
             -----------------------------------------


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         The Delaware General Corporation Law and the Company's Certificate
    of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its shareholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, actions that the indemnitee had not reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the Company's Certificate of Incorporation, By-Laws and form of Indemnification Agreement for Officers and Directors incorporated by reference as Exhibits 3.1, 3.2 and 10.18 hereto, respectively, to the Company's Registration Statement on Form S-1 (Registration No. 333-02926).

         Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

    Item 7.  Exemption from Registration Claimed.
             -----------------------------------

         Not Applicable.

    Item 8.  Exhibits.
             --------

         See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

    Item 9.  Undertakings.
             ------------

         (a)       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)     To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                (ii)         To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the

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                    changes in volume and price represent no more than 20
                    percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)        To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question


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    whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






















































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, Connecticut, on this 24th day of February 1997.

                                       TREX MEDICAL CORPORATION


                                       By: /s/ Hal Kirshner
                                           -----------------------
                                            Hal Kirshner
                                            Chief Executive Officer,
                                            President and Director

                        POWER OF ATTORNEY AND SIGNATURES

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant  to   the  requirements   of  the   Securities  Act,   this
    Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                   Title              Date
                 ---------                   -----              ----




       /s/ Hal Kirshner               Chief Executive   February 24, 1997
       ----------------------------   Officer, President
        Hal Kirshner                  and Director
                                      (Principal
                                      Executive Officer)



       /s/ Gary S. Weinstein          Director and      February 24, 1997
       ----------------------------   Chairman of the
        Gary S. Weinstein             Board




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       /s/ Anthony J. Pellegrino      Director and Vice  February 24, 1997
       ----------------------------   Chairman of the
       Anthony J. Pellegrino          Board


















































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                 Signature                   Title              Date
                 ---------                   -----              ----




       /s/ John N. Hatsopoulos        Vice President,    February 24, 1997
       ----------------------------   Chief Financial
       John N. Hatsopoulos            Officer and
                                      Director
                                      (Principal
                                      Financial Officer)



       /s/ Paul F. Kelleher           Chief Accounting   February 24, 1997
       ----------------------------   Officer (Principal
       Paul F. Kelleher               Accounting
                                      Officer)



       /s/ Dr. Elias P. Gyftopoulos   Director          February 24, 1997
       ----------------------------
       Dr. Elias P. Gyftopoulos




       /s/ Robert C. Howard           Director          February 24, 1997
       ----------------------------
       Robert C. Howard



       /s/ Earl R. Lewis              Director          February 24, 1997
      ------------------
      Earl R. Lewis



       /s/ Dr. James W. May, Jr.      Director          February 24, 1997
       ----------------------------
       Dr. James W. May, Jr.




       /s/ Hutham S. Olayan           Director           February 24, 1997
       ----------------------------
        Hutham S. Olayan






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       /s/ Firooz Rufeh               Director        February 24, 1997
    ----------------------------
       Firooz Rufeh




       /s/ Kenneth Y. Tang            Director        February 24, 1997
       ----------------------------
          Kenneth Y. Tang











































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         Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Thermo Electron Corporation MoneyMatch Plus Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 24th day of February 1997.

                             Thermo Electron Corporation MoneyMatch Plus Plan

                             By:  Thermo Electron Corporation,
                                  Plan Administrator


                                  By:  /s/ Jonathan W. Painter
                                       ---------------------------------
                                       Jonathan W. Painter








































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                                  EXHIBIT INDEX

    Exhibit
    Number     Description of Exhibit
    -------    ----------------------

      5        Opinion of Seth H. Hoogasian, Esq.

      23.1     Consent of Arthur Andersen LLP.

      23.2     Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5).

      24       Power of Attorney (See Signature Page of this Registration
               Statement).








































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